UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001	UNRV	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2022, Unrivaled Brands, Inc. (the “Company”) entered into an Engagement Letter (the “Engagement Letter”) with Adnant, LLC (“Adnant”). Pursuant to the Engagement Letter, Adnant will provide executive level consulting and related business support and services related to the Company’s present and future challenges and opportunities. Specifically, Sabas Carrillo was appointed as Interim Chief Executive Officer (“Interim CEO”) of the Company, as described in more detail on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 12, 2022. Adnant will provide certain services (the “Services”) focused on achieving identified performance objectives (the “Performance Objectives”). Both the Services and Performance Objectives are described in more detail in the Engagement Letter. Compensation to Adnant includes fees for the Services of $150,000 monthly subject to the Company having available a cash balance greater than or equal to $1,200,000 following payment of the fee and a performance bonus award subject to achievement of the Performance Objectives as set forth in Exhibit A to the Engagement Letter.

In the event that prior to December 31, 2022 the Interim CEO’s service is terminated by the Company other than for “Cause” (as defined in the Engagement Letter) then 100% of the Performance Bonus Award Shares will be released to Adnant from the Performance Bonus Award Trust subject to the execution and non-revocation of a release of claims by the Interim CEO and Adnant in the form provided by the Company and reasonably agreed by Adnant. The Engagement (as defined in the Engagement Letter) commenced on August 12, 2022 and remains in effect until December 31, 2022 (the “Original Term”). Upon the expiration of the Original Term, the Engagement shall automatically renew for subsequent three month periods unless, at least 30 days prior to the renewal date, either the Company or Adnant provides written notice of termination.

The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such Engagement Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Engagement Letter between the Company and Adnant dated August 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. These forward-looking statements may also relate to Adnant’s plans, objectives and expectations related to the Company. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2022 and other reports on file with the U.S. Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Dated: August 16, 2022
	By:	/s/ Sabas Carrillo
Sabas Carrillo
Interim Chief Executive Officer

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